040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130375000-21
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/31/2013 5:44 AM
	Entity Number E0276982013-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	QURAPPS, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: State Agent & Transfer Syndicate, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address: 112 North Curry Street; City: Carson City; Nevada; Zip Code: 89705 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000; Par value per share: $ 0.003; Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Name: Alon Nigri Street Address: 112 North Curry Street; City: Carson City; State: NV; Zip Code: 89703 2) Name: Street Address: ; City: ; State: ; Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful purpose.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name: Thomas E. Puzzo; X [signature] Incorporator Signature Address: 3823 44th Ave. NE; City: Seattle; State: WA; Zip Code: 98105
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; Date: 5/31/2013

This form must be accompanied by appropriate fees.